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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               WMS INDUSTRIES INC.

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             (Exact name of registrant as specified in its charter)

DELAWARE                                                              36-2814522
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

3401 NORTH CALIFORNIA AVENUE
CHICAGO, ILLINOIS                                                          60618
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(Address of principal executive offices)                              (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
____________
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class              Name of each exchange on which
         to be so registered              each class is to be registered

         STOCK PURCHASE RIGHTS            NEW YORK STOCK EXCHANGE
          PURSUANT TO RIGHTS AGREEMENT

Securities to be registered pursuant to Section 12(g) of the Act:  NONE




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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On March 5, 1998, the Board of Directors of WMS Industries Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.50 per share, of the Company. The dividend is payable on April 6, 1998 to the stockholders of record on that date. When exercisable, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") at a price of $100.00 (subject to adjustment as provided in the Rights Agreement).

         The description and terms of the Rights are set forth in a Rights Agreement dated as of March 5, 1998 (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent, and are incorporated by reference to the section "ANTI-TAKEOVER PROPOSALS -- The Anti-Takeover Amendments -- Rights Agreement" in the Company's Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on December 12, 1997. A form of the Rights Agreement specifying the terms of the Rights, the form of Certificate of Designations of the Preferred Stock specifying the terms of the Preferred Stock and the form of Right Certificate are filed herewith as Exhibits.

ITEM 2. EXHIBITS

1. Form of Rights Agreement dated as of March 5, 1998, between the Company and The Bank of New York, as Rights Agent.

2. Form of Certificate of Designations of Series A Preferred Stock (included as Exhibit A to the Rights Agreement filed as Exhibit 1 hereto).

3. Form of Rights Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 1 hereto).




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                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 25, 1998

                              WMS INDUSTRIES INC.

                              By:/s/ Orrin J. Edidin
                                 -----------------------------------------------
                                   Orrin J. Edidin
                                   Vice President, Secretary and General Counsel




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                                INDEX OF EXHIBITS

EXHIBIT

NUMBER     DESCRIPTION

    1. Form of Rights Agreement dated as of March 5, 1998, between the Company and The Bank of New York, as Rights Agent.

    2. Form of Certificate of Designations of Series A Preferred Stock (included as Exhibit A to the Rights Agreement filed as Exhibit 1 hereto).

    3. Form of Rights Certificate (included as Exhibit B to the Rights Agreement filed as Exhibit 1 hereto).




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